CONFIDENTIAL

January 8, 2001

Motient Services Inc.
10802 Parkridge Blvd.
Reston, Virginia  20191-5416
Attn:  Gary M. Parsons

RE:      PROJECT UNION - RESTORAL CAPACITY AGREEMENT

Dear Gary:

This Restoral Capacity Letter Agreement (the "RC Agreement") is entered into by and between Motient Services Inc. ("MSI"), a Delaware corporation and a wholly owned subsidiary of Motient Corporation and TMI Communications and Company, Limited Partnership ("TMI"), a Quebec limited partnership and indirectly wholly-owned by BCE Inc. (each a "Party" and collectively, the "Parties") in connection with the Investment Agreement by and among Motient Corporation, Mobile Satellite Ventures LLC, the Existing Investors, the New Investors and TMI, dated even date herewith (the "Investment Agreement").

1. The Transaction.  TMI and MSI shall provide  satellite  restoral  capacity to
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each other in accordance with the terms of this RC Agreement.

2. Definitions. In this RC Agreement:
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     "Affected  Party"  means  the Party  hereto  (TMI or MSI)  whose  satellite suffers a Satellite Degradation;

     "Degraded Satellite" means the satellite hereunder (TMI Satellite or MSI Satellite) that suffers a TMI Satellite Degradation or MSI Satellite Degradation, as the case may be;

     "Effective Date" means the date the Investment Agreement is entered into;

     "Joint Operating Agreement" means the joint operating agreement dated as of April 25, 1990 between AMSC Subsidiary Corporation and Telesat Mobile Inc. (as assigned to TMI), as amended;

     "MSI Satellite" means the satellite owned by MSI as of the date hereof;

     "MSI Satellite Degradation" means any diminution or degradation in the condition of the MSI Satellite below that specified in the monthly health report dated October 12, 2000.

     "Restoral Capacity" means use of the Restoral Satellite in the form of Radio Frequency (RF) power;

     "Restoral Satellite" means the satellite that provides Restoral Capacity with respect to a Satellite Degradation.

     "Satellite Capacity Agreement" means the memorandum of agreement for satellite capacity dated as of February 17, 1992 between AMSC Subsidiary Corporation and Telesat Mobile Inc. (as assigned to TMI) as amended;

     "Satellite Degradation" means either a TMI Satellite Degradation or a MSI Satellite Degradation.

     "Supporting Party" means the Party hereto (TMI or MSI) whose satellite is to provide Restoral Capacity to the Affected Party.

     "TMI Satellite" means the satellite owned by TMI as of the date hereof; and

     "TMI Satellite Degradation" means any diminution or degradation in the condition of the TMI Satellite below that specified in the document entitled "MSAT Health Report to August 1, 2000", a copy of which was provided to MSI through Motient Corporation under cover letter dated August 10, 2000.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Investment Agreement.

3. Restoral Capacity.
   -----------------

     (a) In consideration of the mutual commitments made hereunder, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), each of MSI and TMI agree to provide each other Restoral Capacity pursuant to the terms of this RC Agreement, and at no charge to the other Party for Restoral Capacity during the term of this Agreement. Any third party, out-of-pocket costs to provide the Restoral Capacity will be the responsibility of the Affected Party.

     (b) In the event of any Satellite Degradation, the Affected Party will attempt to reconfigure the Degraded Satellite to the extent reasonably possible to mitigate the impact of such Satellite Degradation and to minimize the amount of Restoral Capacity it may need to obtain from the Supporting Party.

     (c) If the Affected Party is unable to fully mitigate such Satellite Degradation as set out in paragraph 3(b) above, then to the extent reasonably possible, the Supporting Party shall, immediately upon its receipt of a written request for Restoral Capacity from the Affected Party, commence to provide Restoral Capacity to the Affected Party, provided that for the purpose of this paragraph 3(c), the extent to which the other Party has Restoral Capacity available to provide to the Affected Party will be determined solely with reference to the amount of capacity the Supporting Party is actually providing and/or contractually committed to provide and neither Party shall be required to provide Restoral Capacity to the Affected Party if to do so would require the Supporting Party to pre-empt any of its existing customer commitments.

     (d) In addition to the foregoing limits, in no event will a Party be required to provide Restoral Capacity that would result in the Affected Party having access to more capacity than it had as of the date of the respective health report referred to above in paragraph 2.

     (e) The Parties will cooperate and use their reasonable best efforts to implement the use of Restoral Capacity for the Affected Party as soon as possible.

4. Termination of Restoral Obligations.
   -----------------------------------

     (i) This RC Agreement, and the Parties' obligation to provide Restoral Capacity hereunder, shall be in effect from the Effective Date, and shall terminate on the sooner of (a) Closing or (b) when the Investment Agreement is terminated, provided, however, that the provisions hereto shall continue in full force and effect for up to the earlier of: (i) an additional six months after such termination and (ii) June 29, 2002 in the event that either: (x) the Investment Agreement is terminated solely due to a ruling by the FCC denying approvals for the transactions, or (y) Motient Corporation (without TMI's approval) terminates the Investment Agreement, pursuant to Section 11.2 of the Investment Agreement.

     (ii)The Satellite Capacity Agreement is hereby suspended and the foregoing terms and conditions will govern the provision of restoral capacity by each Party to the other, until such time as the obligations to provide Restoral Capacity, as set forth above, ceases. If this RC Agreement is terminated pursuant to this paragraph 4, and at such time the Satellite Capacity Agreement has not been terminated in accordance with its own terms, then effective as of the date of termination of this RC
         Agreement: (x) the Satellite Capacity Agreement shall cease to be suspended without any further action by the Parties and shall be and become operative and enforceable by the Parties thereto; and (y) upon TMI's request, MSI will negotiate in good faith to amend the Satellite Capacity Agreement, or enter into a new agreement, to sell capacity to TMI on commercial terms.

5. Binding Agreement.  This RC Agreement is intended by the Parties as a binding
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obligation of each of the Parties and their  respective  successors and assigns.
To  the  extent  that  any  provision  of  the  Joint  Operating   Agreement  is
inconsistent with any provision(s) of this RC Agreement, the provisions of this RC Agreement shall override the inconsistent provisions of the Joint Operating Agreement.

6. Assignment. No Party hereto may assign this RC Agreement or any of its rights
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or  obligations  hereunder to any other person without the express prior written approval of the other Party.

7.  Governing  Law.  This RC Agreement is being  executed and  delivered in, and
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shall be governed by and construed in accordance  with the laws of, the State of
New York, without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case having jurisdiction over the County of New York, for any litigation arising out of or relating to this RC Agreement and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this RC Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this RC Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case having jurisdiction over the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

8. Severability. Whenever possible, each provision of this RC Agreement shall be
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interpreted in such manner as to be effective and valid, but if any provision of this RC Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this RC Agreement.

9. Counterparts.  This RC Agreement may be executed simultaneously in one (1) or
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more counterparts,  each of which shall be deemed an original,  but all of which together shall constitute one and the same agreement binding on the Parties hereto.

Please indicate your agreement to the terms set forth herein by executing this RC Agreement below.

TMI Communications Inc., for and on behalf of TMI Communications and Company, Limited Partnership


By:      /s/Larry Boisvert
         -----------------------------------------------------
Name:    Larry Boisvert
Title:   President and CEO

By:      /s/Ted Ignacy
         -----------------------------------------------------
Name:    Ted Ignacy
Title:   V.P. Finance

Accepted and agreed to as of this 8th day of January 2001:


Motient Services Inc.


By:  /s/Gary M. Parsons
     ------------------------------------------------
Name:    Gary M. Parsons
Title:   Chairman